UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 27, 2015

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2015, the Board of Directors (the “Board”) of Darling Ingredients Inc. (the “Company”) elected Justinus J.G.M. Sanders to the Board, effective immediately. In connection with Mr. Sanders’ election to the Board, the size of the Board was increased to nine members. The Board has determined that Mr. Sanders is an independent director under the applicable New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines. At the time of this filing, the Board had not yet determined the committees of the Board to which Mr. Sanders will be assigned, if any.

In connection with his service as a director, Mr. Sanders will receive the Company’s standard non-employee director compensation (which was disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2014), including a pro-rata grant of restricted stock units. In addition, the Company will enter into its standard form of Indemnification Agreement for directors and executive officers with Mr. Sanders, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2008, and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Sanders and any other persons pursuant to which he was selected as a director, nor are there any transactions in which Mr. Sanders has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Sanders’ election to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: March 2, 2015	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 27, 2015.

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